
                                                                                     Exhibit 11.1

                      W.W. Grainger, Inc., and Subsidiaries
                        COMPUTATION OF EARNINGS PER SHARE

                                                                 Nine Months Ended September 30,
                                                                ----------------------------------
                                                                      1998               1997
                                                                ---------------    ---------------
Basic:

Average number of shares outstanding during the period .....         96,996,816        101,417,971
                                                                ===============    ===============

Net earnings ...............................................    $   172,511,000    $   168,648,000
                                                                ===============    ===============

Earnings per share .........................................    $          1.78    $          1.66
                                                                ===============    ===============

Diluted:

Average number of shares outstanding
   during the period (basic) ...............................         96,996,816        101,417,971

Common equivalents

       Shares issuable under outstanding options ...........          3,272,000          3,234,865

       Shares which could have been purchased based
         on the average market value for the period ........          2,124,251          2,221,390
                                                                ---------------    ---------------

                                                                      1,147,749          1,013,475
Dilutive effect of exercised options prior to being
   exercised ...............................................             27,767             21,998
                                                                ---------------    ---------------

Shares for the portion of the period that the options
   were outstanding ........................................          1,175,516          1,035,473

Contingently issuable shares ...............................            512,222            491,000
                                                                ---------------    ---------------



Average number of shares outstanding during the period .....         98,684,554        102,944,444
                                                                ===============    ===============

Net earnings ...............................................    $   172,511,000    $   168,648,000
                                                                ===============    ===============

Earnings per share .........................................    $          1.75    $          1.64
                                                                ===============    ===============

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
                                                                             Exhibit 11.2

                      W.W. Grainger, Inc., and Subsidiaries
                        COMPUTATION OF EARNINGS PER SHARE



                                                                        1998       1997
                                                                     ---------- ----------
Basic:

Three months ended September 30:

   Nine months ended September 30, as reported in
     Exhibit 11.1  ................................................  $     1.78 $     1.66


   Six months ended June 30, as previously reported ...............        1.20       1.09
                                                                     ---------- ----------

   Earnings per share for the three months ended
     September 30  ................................................  $     0.58 $     0.57
                                                                     ========== ==========


Diluted:

Three months ended September 30:

   Nine months ended September 30, as reported in
     Exhibit 11.1  ...............................................   $     1.75 $     1.64


   Six months ended June 30, as previously reported ..............         1.18       1.08
                                                                     ---------- ----------

   Earnings per share for the three months ended
     September  30  ..............................................   $     0.57 $     0.56
                                                                     ========== ==========

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